EXHIBIT 99.1

PRESS RELEASE
NOBLE CORPORATION PLC ANNOUNCES FIRST QUARTER 2023 RESULTS
•Refinancing achieved with successful placement of $600 million of 8.0% senior unsecured notes due 2030, and amended and restated revolving credit facility with commitments of $550 million and maturity in 2028.
•Q1 Net Income of $108 million, Diluted Earnings Per Share of $0.74, and Adjusted EBITDA of $138 million.
•Total backlog expands to $4.6 billion with new contracts totaling $1.1 billion secured over the past three months.
SUGAR LAND, TEXAS, May 3, 2023 - Noble Corporation plc (NYSE: NE, CSE: NOBLE, “Noble”, or the “Company”) today reported first quarter 2023 results.

	Three Months Ended
(in millions, except per share amounts)	March 31, 2023	March 31, 2022	December 31, 2022
Total Revenue	$610	$210	$623
Contract Drilling Services Revenue	575	195	586
Net Income (Loss)	108	(37)	135
Adjusted EBITDA*	138	27	157
Adjusted Net Income (Loss)*	27	(8)	61
Basic Earnings (Loss) Per Share	0.80	(0.54)	1.02
Diluted Earnings (Loss) Per Share	0.74	(0.54)	0.92
Adjusted Diluted Earnings (Loss) Per Share*	0.19	(0.12)	0.41

* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release.
Robert W. Eifler, President and Chief Executive Officer of Noble Corporation plc, stated “Our first quarter results reflect a strong start to the year from an operational, financial, and commercial perspective. The steady tightening of offshore drilling fundamentals is affording attractive opportunities to place our fleet into improving contracts. We are particularly excited to be awarded a significant additional backlog commitment from ExxonMobil under the CEA, and also to participate in the reemergence of Colombia as an active exploration basin with two of our deepwater rigs. Integration of our business combination continues to progress smoothly thanks to the outstanding and tireless efforts of our fantastic offshore crews and global shore-based team. With our refinancing successfully completed, Noble has a streamlined and efficient capital structure that will further enhance our ability to focus on our priorities, including returning capital to shareholders.”
First Quarter Results
Contract drilling services revenue for the first quarter of 2023 totaled $575 million compared to $586 million in the fourth quarter of 2022, with the decrease attributable to lower utilization. Marketed fleet utilization was 80% in the three months ended March 31, 2023 compared to 88% in the previous quarter. Contract drilling services costs for the first quarter were $362 million, down from $366 million in the fourth quarter of 2022. Adjusted EBITDA for the three months ended March 31, 2023 was $138 million compared to $157 million in the fourth quarter of 2022. Net cash used by operating activities for the first quarter was $63 million, capital expenditures were $63 million, and resulting free cash flow (non-GAAP) was ($126) million. Cash flow was adversely impacted by a significant expansion of net working capital in the first quarter, which we expect to be largely reversed in the second quarter.
Balance Sheet and Capital Allocation
The Company's balance sheet as of March 31, 2023 reflected total debt of $521 million and cash (and cash equivalents) of $186 million. Subsequent to the end of the first quarter, Noble completed a refinancing, redeeming all existing debt and issuing $600 million in aggregate principal amount of new 8.0% senior unsecured notes due 2030 and securing an amended and restated senior secured revolving credit agreement which provides for commitments of $550 million and maturity in April 2028. With this streamlined capital structure now in place, Noble intends to focus its capital allocation framework on returning capital to shareholders.
Operating Highlights and Backlog
Noble's marketed fleet of sixteen floaters was 91% contracted through the first quarter, compared with 91% in the prior quarter. First quarter floater utilization was adversely impacted by the Noble Gerry de Souza’s mobilization from the U.S. Gulf of Mexico to Nigeria early in the quarter, as well as an extended permitting delay for the Noble Globetrotter I which is now resolved with the rig expected to commence its contract in Mexico in mid-May. Industry-wide, tier 1 drillships remain at or above 95% marketed utilization, with leading edge dayrate fixtures steadily increasing. Recent new contracts and commitments across Noble’s floater fleet, with total backlog value of over $1.0 billion, include the following:
•ExxonMobil Guyana has awarded an additional 6.3 years of backlog under the Commercial Enabling Agreement (CEA), intended to extend the contract duration for each of our four drillships operating under the CEA from Q4 2025 to Q2 2027.
•Noble Discoverer has recently been awarded a one well contract with Ecopetrol in Colombia, expected to commence in Q4 2023.
•Noble Valiant has been awarded a contract for one well in the Gulf of Mexico with an undisclosed customer at a dayrate of $450,000, expected to commence in Q4 2023.
Utilization of Noble's thirteen marketed jackups was 67% in the first quarter, compared with 85% utilization during the fourth quarter. The sequential decrease in average jackup utilization was driven primarily by the Noble Regina Allen, Noble Tom Prosser and Noble Invincible, all of which were highly utilized during the fourth quarter and off contract for the majority of the first quarter.
The Noble Tom Prosser has recently been awarded contracts with two undisclosed customers in Malaysia for a combined term of 650 days. The first of these contracts is expected to commence early in the third quarter of this year. As previously disclosed, the Noble Regina Allen is undergoing repairs for its damaged leg and jacking system, with estimated marketability expected for early 2024. Within the ultra-harsh jackup fleet, the Noble Integrator’s current work scope with Aker BP has been extended from July to September 2023 — this rig, as well as the Noble Interceptor and Noble Intrepid, remains exposed to soft spot market conditions over the balance of this year, with improving demand expected to start materializing later in 2024. We continue to expect a limited contribution from jackups to our total EBITDA in 2023.
Noble's backlog as of May 3, 2023 stands at $4.6 billion.
Outlook
For the full year 2023, Noble maintains the previously communicated guidance for total revenue in the range of $2.35 to $2.55 billion, Adjusted EBITDA of $725 to $825 million, and capital expenditures (net of reimbursable capex) between $325 and $365 million.
Commenting on Noble’s outlook, Mr. Eifler stated, "Deepwater fundamentals continue to tighten, with marketed utilization for all UDW units now approaching the mid 90%s while incremental rig reactivations are governed by significant lead-time and capital requirements. Accordingly, the trend of steadily rising dayrates and expanding contract duration for UDW units is expected to continue. We believe Noble’s floater fleet remains well positioned to benefit from positive re-contracting opportunities over the near term, with longer contract durations representing a crucial driver for maximizing utilization. With improving harsh jackup demand expected in 2024 and beyond, we remain very constructive on the outlook for our business.”

Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort.
Conference Call
Noble will host a conference call related to its first quarter 2023 results on Thursday, May 4th, 2023, at 8:00 a.m. U.S. Central Time. Interested parties may dial +1 929-203-0901 and refer to conference ID 31391 approximately 15 minutes prior to the scheduled start time. Additionally, a live webcast link will be available on the Investor Relations section of the Company’s website. A webcast replay will be accessible for a limited time following the scheduled call.
For additional information, visit www.noblecorp.com or email investors@noblecorp.com
Contact Noble Corporation plc
Ian Macpherson
Vice President - Investor Relations
+1 713-239-6507
imacpherson@noblecorp.com
About Noble Corporation plc
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. Additional information on Noble is available at www.noblecorp.com.
Forward-looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication, including those regarding future guidance, including revenue, adjusted EBITDA and capital expenditures, the offshore drilling market and demand fundamentals, ESG strategy and ambitions, realization and timing of integration synergies, free cash flow expectations, capital allocation expectations, expected future contracts, anticipated contract start dates, dayrates and duration, fleet utilization, repricing, and consequences of our capital structure are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, uncertainties relating to the effects of public health threats, such as COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting our drilling contracts, including duration, downtime, dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating revenues
Contract drilling services	$575,290	$195,035
Reimbursables and other	34,764	15,195
	610,054	210,230
Operating costs and expenses
Contract drilling services	361,789	166,083
Reimbursables	26,006	13,478
Depreciation and amortization	69,942	25,605
General and administrative	30,037	17,524
Merger and integration costs	11,631	9,521
(Gain) loss on sale of operating assets, net	—	(4,562)
Hurricane losses and (recoveries), net	3,544	17,212
	502,949	244,861
Operating income (loss)	107,105	(34,631)
Other income (expense)
Interest expense, net of amounts capitalized	(16,872)	(7,680)
Interest income and other, net	2,026	450
Income (loss) before income taxes	92,259	(41,861)
Income tax benefit (provision)	15,804	5,205
Net income (loss)	$108,063	$(36,656)
Per share data
Basic:
Net income (loss)	$0.80	$(0.54)

Diluted:
Net income (loss)	$0.74	$(0.54)

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$186,186	$476,206
Accounts receivable, net	563,055	468,802
Prepaid expenses and other current assets	122,937	106,782
Total current assets	872,178	1,051,790
Intangible assets	27,411	34,372
Property and equipment, at cost	4,217,524	4,163,205
Accumulated depreciation	(251,480)	(181,904)
Property and equipment, net	3,966,044	3,981,301
Goodwill	15,026	26,016
Other assets	191,733	141,385
Total assets	$5,072,392	$5,234,864
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$15,000	$159,715
Accounts payable	265,583	290,690
Accrued payroll and related costs	55,837	76,185
Other current liabilities	126,557	140,508
Total current liabilities	462,977	667,098
Long-term debt	505,654	513,055
Other liabilities	278,260	265,743
Noncurrent contract liabilities	121,194	181,883
Total liabilities	1,368,085	1,627,779
Commitments and contingencies
Total shareholders’ equity	3,704,307	3,607,085
Total liabilities and equity	$5,072,392	$5,234,864

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income (loss)	$108,063	$(36,656)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	69,942	25,605
Amortization of intangible assets and contract liabilities, net	(53,728)	14,099
Gain on sale of operating assets, net	—	(6,767)
Changes in components of working capital
Change in taxes receivable	(4,540)	(1,820)
Net changes in other operating assets and liabilities	(182,817)	(46,274)
Net cash provided by (used in) operating activities	(63,080)	(51,813)
Cash flows from investing activities
Capital expenditures	(62,734)	(47,045)
Proceeds from disposal of assets, net	—	14,247
Net cash provided by (used in) investing activities	(62,734)	(32,798)
Cash flows from financing activities
Repayments of debt	(152,215)	—
Other financing activities	(18,306)	(4,808)
Net cash provided by (used in) financing activities	(170,521)	(4,808)
Net increase (decrease) in cash, cash equivalents and restricted cash	(296,335)	(89,419)
Cash, cash equivalents and restricted cash, beginning of period	485,707	196,722
Cash, cash equivalents and restricted cash, end of period	$189,372	$107,303

NOBLE CORPORATION plc AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Floaters	77%	76%	71%
Jackups	70%	87%	63%
Total	74%	81%	68%

	Operating Days
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Floaters	1,314	1,320	729
Jackups	877	1,201	450
Total	2,191	2,521	1,179

	Average Dayrates
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Floaters	$331,705	$303,734	$213,194
Jackups	97,940	118,089	119,606
Total	$238,130	$215,751	$177,458

NOBLE CORPORATION plc AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following tables presents the computation of basic and diluted income (loss) per share:

	Three Months Ended March 31,
	2023	2022
Numerator:
Basic
Net income (loss)	$108,063	$(36,656)
Diluted
Net income (loss)	$108,063	$(36,656)
Denominator:
Weighted average shares outstanding - basic	134,751	67,643
Dilutive effect of share-based awards	3,271	—
Dilutive effect of warrants	7,971	—
Weighted average shares outstanding - diluted	145,993	67,643
Per share data
Basic:
Net income (loss)	$0.80	$(0.54)
Diluted:
Net income (loss)	$0.74	$(0.54)

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION

Certain non-GAAP measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company defines “Adjusted EBITDA” as net income (loss); interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; reorganization items, net; certain corporate projects and legal matters; certain infrequent operational events; and depreciation and amortization expense. We believe that the Adjusted EBITDA measure provides greater transparency of our core operating performance. We prepare Adjusted Diluted Earnings (Loss) per Share by eliminating from Diluted Earnings per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance. We prepare Adjusted Net Income (Loss) by eliminating from Net Income (Loss) the impact of a number of non-recurring items we do not consider indicative of our on-going performance.
In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on May 3, 2023, are appropriate measures of the continuing and normal operations of the Company:
(i)In the first quarter of 2023 and the first and fourth quarters of 2022, merger and integration costs; hurricane losses and (recoveries), net; intangible contract amortization and discrete tax items.
(ii)In addition, the first and fourth quarters of 2022 included (gain) loss on sale of operating assets, net and professional services costs related to corporate initiatives.
(iii)The fourth quarter of 2022 also included loss on extinguishment of debt.
The Company also discloses free cash flow as a non-GAAP liquidity measure. Free cash flow is calculated as Net cash provided by (used in) operating activities less cash paid for capital expenditures.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA
	Three Months Ended March 31,		Three Months Ended
	2023	2022	December 31, 2022
Net income (loss)	$108,063	$(36,656)	$134,962
Income tax (benefit) provision	(15,804)	(5,205)	10,778
Interest expense, net of amounts capitalized	16,872	7,680	19,384
Interest income and other, net	(2,026)	(450)	(9,599)
Depreciation and amortization	69,942	25,605	69,770
Amortization of intangible assets and contract liabilities, net	(53,728)	14,099	(41,877)
Loss (gain) on extinguishment of debt	—	—	8,716
Professional services - corporate projects	—	135	43
Merger and integration costs	11,631	9,521	56,752
(Gain) loss on sale of operating assets, net	—	(4,562)	(87,125)
Hurricane losses and (recoveries), net	3,544	17,212	(4,641)
Adjusted EBITDA	$138,494	$27,379	$157,163

Reconciliation of Income Tax (Provision) Benefit
	Three Months Ended March 31,		Three Months Ended
	2023	2022	December 31, 2022
Income tax benefit (provision)	$15,804	$5,205	$(10,778)

Adjustments
Amortization of intangible assets and contract liabilities, net	3,501	(2,961)	9,471
Gain (loss) on sale of operating assets, net	—	866	2,255
Discrete tax items	(45,631)	(5,881)	(17,525)
Total Adjustments	(42,130)	(7,976)	(5,799)
Adjusted income tax benefit (provision)	$(26,326)	$(2,771)	$(16,577)

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Net Income (Loss)
	Three Months Ended March 31,		Three Months Ended
	2023	2022	December 31, 2022
Net income (loss)	$108,063	$(36,656)	$134,962

Adjustments
Amortization of intangible assets and contract liabilities, net	(50,227)	11,138	(32,406)
Professional services - corporate projects	—	135	43
Merger and integration costs	11,631	9,521	56,752
(Gain) loss on sale of operating assets, net	—	(3,696)	(84,870)
Hurricane losses and (recoveries), net	3,544	17,212	(4,641)
Loss (gain) on extinguishment of debt	—	—	8,716
Discrete tax items	(45,631)	(5,881)	(17,525)
Total Adjustments	(80,683)	28,429	(73,931)
Adjusted net income (loss)	$27,380	$(8,227)	$61,031

Reconciliation of Diluted EPS
	Three Months Ended March 31,		Three Months Ended
	2023	2022	December 31, 2022
Unadjusted diluted EPS	$0.74	$(0.54)	$0.92

Adjustments
Amortization of intangible assets and contract liabilities, net	(0.34)	0.17	(0.22)
Merger and integration costs	0.08	0.14	0.39
(Gain) loss on sale of operating assets, net	—	(0.06)	(0.59)
Hurricane losses and (recoveries), net	0.02	0.25	(0.03)
Loss (gain) on extinguishment of debt	—	—	0.06
Discrete tax items	(0.31)	(0.08)	(0.12)
Total Adjustments	(0.55)	0.42	(0.51)
Adjusted diluted EPS	$0.19	$(0.12)	$0.41

Reconciliation of Free Cash Flow
	Three Months Ended March 31,		Three Months Ended
	2023	2022	December 31, 2022
Net cash provided by (used in) operating activities	$(63,080)	$(51,813)	$171,179
Capital expenditures	(62,734)	(47,045)	(65,084)
Free cash flow	$(125,814)	$(98,858)	$106,095